SUBSIDIARIES OF REGISTRANT

     The following entities are subsidiaries of the Registrant, First Merchants Corporation, as of the date hereof:

                                             State of Incorporation
Name of Registrant's Subsidiary              or Organization
-------------------------------              ---------------

Decatur Bank & Trust Company                 Indiana
520 North 13th Street
Decatur, Indiana 46733

First Merchants Bank, National Association   Under the laws of the United States
  (also doing business as First Merchants
  Bank of  Hamilton County)
200 East Jackson Street
Muncie, Indiana  47305

First Merchants Insurance Services, Inc.     Indiana
200 East Jackson Street
Muncie, Indiana  47305
      (a wholly-owned subsidiary of
      The Madison Community Bank)

First United Bank                            Indiana
709 Mill Street
Middletown, Indiana  47356

The First National Bank of Portland          Under the laws of the United States
112 West Main Street
Portland, Indiana  47371

The Madison Community Bank                   Indiana
19 West 10th Street
Anderson, Indiana 46016

The Randolph County Bank                     Indiana
122 West Washington Street
Winchester, Indiana  47394

The Union County National Bank               Under the laws of the United States
  of Liberty
107 West Union, Box 217
Liberty, Indiana  47353

                                    Ex. 21-1